CHANGE IN TERMS AGREEMENT


Borrower:     MENDOCINO BREWING COMPANY, INC.     Lender:   WEST AMERICA BANK
              P.O. BOX 400                                  SONOMA CREDIT ADM.
              HOPLAND, CA 95449                             31 D ST. 2ND FLOOR
                                                            SANTA ROSA, CA 95404
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   Principal Amount: $600,000.00               Date of Agreement:   May 13, 1997

   DESCRIPTION OF EXISTING INDEBTEDNESS.

   THAT CERTAIN NOTE DATED MAY 17, 1996 IN THE ORIGINAL AMOUNT OF $600,000.00 CURRENTLY MATURING ON APRIL 30, 1997 WITH AN OUTSTANDING BALANCE AS OF THIS DATE OF $600,000.00.

   DESCRIPTION OF COLLATERAL.

   THIS NOTE IS SECURED BY THAT CERTAIN COMMERCIAL SECURITY AGREEMENT DATED MAY 17, 1996.

   DESCRIPTION OF CHANGE IN TERMS.

   EFFECTIVE THE DATE OF THIS AGREEMENT THE MATURITY DATE IS CHANGED FROM APRIL 30, 1997 TO AUGUST 31, 1997.

   ACCRUED INTEREST SHALL BE PAYABLE ON THE LAST DAY OF EACH MONTH BEGINNING MAY 31, 1997 AND ON AUGUST 31, 1997 ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED BUT UNPAID INTEREST SHALL BE DUE AND PAYABLE.

   BORROWER AGREES THAT UPON EXECUTION OF THIS AGREEMENT TO PAY A DOCUMENTATION FEE OF $150.00.

   CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

   PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND ACKNOWLEGEDS RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.

   BORROWER:

   MENDOCINO BREWING COMPANY, INC.

   By:   /s/ H. Michael Laybourn          By:  /s/ Norman H. Franks
         -----------------------               -----------------------
         H. MICHAEL LAYBOURN                   NORMAN H. FRANKS,
         PRESIDENT                             CHIEF FINANCIAL OFFICER